SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                   ----------------------------------


                                FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): June 20, 2002


                          CARNIVAL CORPORATION
         (Exact name of registrant as specified in its charter)


Republic of Panama             1-9610                  59-1562976
---------------------------    -----------------       -----------------
(State or other jurisdiction  (Commission File Number) (I.R.S. Employer
of incorporation)                                      Identification No.)



3655 N.W. 87th Avenue, Miami, Florida             33178-2428
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(Address of principal executive offices)          (Zip code)



Registrant's telephone number, including area code:   (305) 599-2600












Item 5. Other Events.

     On June 20, 2002, Carnival Corporation issued a press release entitled "Carnival Corporation Reports Second Quarter Earnings" attached hereto as
Exhibit 99.1.  The press release is incorporated herein by reference.


Item 7. Financial Statements and Exhibits

     The Exhibit 99.1 press release entitled "Carnival Corporation Reports Second Quarter Earnings" dated June 20, 2002 is hereby incorporated by reference.










                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2002

                                      CARNIVAL CORPORATION

                                      By: /s/ Gerald R. Cahill
                                      -------------------------------------
                                      Name:  Gerald R. Cahill
                                      Title: Senior Vice President-Finance
                                             and Chief Financial and
                                             Accounting Officer






                                Exhibit List

Exhibit           Description
-------           -----------
99.1              Press release entitled "Carnival Corporation Reports
                  Second Quarter Earnings" dated June 20, 2002.





                                                                  EXHIBIT 99.1

CONTACT: Tim Gallagher                              FOR IMMEDIATE RELEASE

             CARNIVAL CORPORATION REPORTS SECOND QUARTER EARNINGS

     MIAMI (06/20/02) -- Carnival Corporation (NYSE:CCL) reported net income of $194.2 million ($0.33 Diluted EPS) on revenues of $989.2 million for its second quarter ended May 31, 2002, compared to net income of $187.0 million ($0.32 Diluted EPS) on revenues of $1.08 billion for the same quarter in 2001.
     Net income for the six months ended May 31, 2002 was $323.8 million ($0.55 Diluted EPS) on revenues of $1.89 billion, compared to net income of $314.9 million ($0.54 Diluted EPS) on revenues of $2.09 billion for the same period in 2001.
     Earnings for the second quarter of 2002 were reduced by a $9 million loss, including related expenses, on the sale of Holland America Line's Nieuw Amsterdam and by $12 million from cancelled cruises.
     Revenues for the second quarter of 2002 were 8.3 percent lower than last year primarily because of lower cruise ticket prices, largely attributed to the events of September 11, and a significant decline in the number of guests purchasing air transportation from the company. This was partially offset by an increase in cruise capacity of 2.1 percent. Net revenue yield (net revenue per available berth day after deducting the cost of air transportation and travel agent commissions) was down 5.3 percent, compared to the previous year's second quarter.
     Partially offsetting the lower revenues was a 5.7 percent reduction in the company's cost per available berth day (excluding the cost of air transportation and travel agent commissions) due in part to the timing of advertising expenditures. Second quarter 2002 results also did not include any losses from the company's investment in Airtours plc, which was sold in June 2001.
     Commenting on the second quarter results, Carnival Corporation
Chairman and CEO Micky Arison said he was pleased that the company has continued to improve its performance since the events of September 11, noting that net revenue yields in the second quarter improved significantly from the 7.5 percent decline experienced in the first quarter of 2002. "Our results in the second quarter clearly demonstrate the continuing recovery of our cruise business, in spite of the current economic uncertainty and political unrest," he said. In addition, Arison noted that the results from the company's "cost containment initiatives continue to mitigate the pressure on net revenue yields."
     Booking levels during the 2002 second quarter were substantially ahead of last year. During the last few weeks, booking levels have been approximately equal to last year's levels. Arison added that cruise pricing has largely recovered from the significantly discounted levels last fall, now running only slightly below the comparable period last year. On a cumulative basis, advance bookings and average prices for the balance of 2002 remain below last year's levels, primarily as a result of the dramatic slowdown in 2002 bookings last fall and the shift toward closer-to-sailing booking patterns.
     "Based on bookings to date, we expect the trend in sequential yield improvement to continue through the remainder of the year, with net revenue yields expected to be down 3 percent to 5 percent in the third quarter and up slightly in the fourth quarter," Arison noted.
     During the second quarter of 2002, Holland America announced that it had exercised its option for the construction of a fifth 1,848-passenger Vista-class ship, which is scheduled for delivery in spring 2006. Looking to the remainder of 2002, Carnival Cruise Lines plans to introduce the 2,124-passenger Carnival Legend in August 2002, offering the brand's first-ever cruises from Europe. Following its European program, the Carnival Legend will operate a series of voyages from various North American ports and then reposition to Fort Lauderdale, Fla., to operate eight-day Caribbean sailings beginning Nov. 10. Carnival Cruise Lines is also scheduled to launch its largest passenger ship ever, the 2,974-passenger Carnival Conquest, from New Orleans in mid-November 2002, and Holland America's 1,848-passenger Zuiderdam is scheduled to enter service in December 2002 from Fort Lauderdale.
     The company has scheduled a conference call with analysts at 11 a.m. EDT today to discuss its 2002 second quarter earnings. This call can be listened to live, and additional information can be obtained at Carnival Corporation's Web site at www.carnivalcorp.com.
     Carnival Corporation is a global vacation and leisure travel provider that operates Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Costa Cruises, Cunard Line, Holland America Line, Seabourn Cruise Line, Windstar Cruises and Holland America Tours. Carnival Corporation's six cruise brands operate 43 ships in the Caribbean, Alaska, Europe, Mexican Riviera, South America and other worldwide destinations, and have 15 new ships scheduled for delivery during the next four years.

******************************************************************************
Special note regarding forward-looking statements
     Certain statements in this announcement constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Carnival Corporation has tried, wherever possible, to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "forecast," "future," "intend," "plan" and words and terms of similar substance in connection with any discussion of future operating or financial performance. These forward-looking statements, including those which may impact the forecasting of Carnival's net revenue yields, booking levels, pricing, occupancy or business prospects, involve known and unknown risks, uncertainties and other factors, which may cause Carnival's actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact levels of disposable income of consumers and the net revenue yields for Carnival's cruise products; consumer demand for cruises and other vacation options; other vacation industry competition; effects on consumer demand of armed conflicts, political instability, terrorism, adverse media publicity and the availability of air service; shifts in consumer booking patterns; increases in cruise industry and vacation industry capacity; continued availability of attractive port destinations; changes in tax laws and regulations; changes and disruptions in financial and equity markets; Carnival's ability to implement its brand strategy, Carnival's ability to implement its shipbuilding program and to continue to expand its business worldwide; Carnival's ability to attract and retain shipboard crew; changes in foreign currency rates, security expenses, food, fuel, insurance and commodity prices and interest rates; delivery of new ships on schedule and at the contracted prices; weather patterns and natural disasters;
unscheduled ship repairs and drydocking incidents involving cruise ships; impact of pending or threatened litigation; Carnival's ability to successfully implement cost improvement plans; the continuing financial viability of Carnival's travel agent distribution system; and changes in laws and regulations applicable to Carnival.
     These risks may not be exhaustive. Carnival operates in a continually changing business environment, and new risks emerge from time to time. Carnival cannot predict such risks nor can it assess the impact, if any, of such risks on its business or the extent to which any risk, or combination of risks may cause actual results to differ from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Carnival undertakes no obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     Carnival plans to file a registration statement on Form S-4 and a statement on Schedule TO with the U.S. Securities and Exchange Commission in connection with commencement of its pre-conditional offer to acquire P&O Princess Cruises plc. The Form S-4 will contain a prospectus and other documents relating to the pre-conditional offer. Carnival plans to mail the prospectus contained in the Form S-4 to shareholders of P&O Princess when the Form S-4 is filed with the SEC. The Form S-4, the prospectus and the Schedule TO will contain important information about Carnival, P&O Princess, the pre-conditional offer and related matters. Investors and stockholders should read the Form S-4, the prospectus, the Schedule TO and the other documents filed with the SEC in connection with the pre-conditional offer carefully before they make any decision with respect to the pre-conditional offer. The Form S-4, the prospectus, the Schedule TO and all other documents filed with the SEC in connection with the pre-conditional offer will be available when filed free of charge at the SEC's web site, at www.sec.gov.
In addition, the prospectus and all other documents filed with the SEC in connection with the pre-conditional offer will be made available to investors free of charge by writing to Tim Gallagher at Carnival
Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida, 33178-
2428.
     In addition to the Form S-4, the prospectus, the Schedule TO and the other documents filed with the SEC in connection with the pre-conditional offer, Carnival is obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Persons may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C.
20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov.
Contact information:
     For investor relations, please contact Beth Roberts, Tel: 1-305-599-2600, ext. 19066, and for media inquiries, please contact Tim Gallagher,
Tel: 1-305-599-2600, ext. 16000, Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.




                           CARNIVAL CORPORATION
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                      Three Months            Six Months
                                      Ended May 31,          Ended May 31,
                                    2002         2001       2002       2001


Revenues                        $  989,157  $1,079,125  $1,894,933 $2,086,731

Costs and Expenses
  Operating                        533,455     601,334   1,051,620  1,201,454
  Selling and administrative       142,702     154,564     294,747    310,455
  Depreciation and amortization     92,589      92,359(1)  182,343    183,950(1)
                                   768,746     848,257   1,528,710  1,695,859

Operating Income Before
  Loss From Affiliated
  Operations                       220,411     230,868     366,223    390,872

Loss From Affiliated
  Operations, Net                              (22,961)               (44,024)

Operating Income                   220,411     207,907     366,223    346,848

Nonoperating (Expense) Income
  Interest income                    7,752       6,000      14,415      9,778
  Interest expense, net of
    capitalized interest           (28,011)    (30,238)    (57,467)   (62,110)
  Other (expense) income, net      (12,087)(2)     380(3)   (7,129)(2) 12,326(3)
  Income tax benefit, net            6,136       2,914       7,799      8,071
                                   (26,210)    (20,944)    (42,382)   (31,935)

Net Income                      $  194,201  $  186,963   $ 323,841 $  314,913



Earnings Per Share
  Basic                              $0.33       $0.32       $0.55      $0.54
  Diluted                            $0.33       $0.32       $0.55      $0.54

Weighted Average Shares
  Outstanding - Basic              586,520     584,150     586,395    584,001
Weighted Average Shares
  Outstanding - Diluted            588,779     586,388     588,194    586,382


(1) On December 1, 2001, the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which required the company to cease amortizing its goodwill. Goodwill amortization was $5 million and $10 million in the three and six months ended May 31, 2001, respectively.
(2) Includes $9 million of losses, including related expenses, resulting from the sale of Holland America's former Nieuw Amsterdam, and $4 million of direct costs associated with cancelled cruises.
(3) Other income, net for the three and six months ended May 31, 2001 includes a $16 million gain from the sale of the company's investment in CRC Holdings, Inc., partially offset by $9 million of asset write-downs and $6 million of estimated litigation related expenses. In addition, other income, net for the six months ended May 31, 2001 includes a $13 million gain from a settlement agreement with the manufacturers of some of the company's ship propulsion systems to reimburse the company for lost revenues and expenses incurred due to disruptions in service during 2000.






                         CARNIVAL CORPORATION
               SELECTED STATISTICAL AND SEGMENT INFORMATION

                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                    MAY 31,                  MAY 31,
                               2002        2001         2002       2001
                                 (in thousands)          (in thousands)

STATISTICAL INFORMATION
 Passengers carried               831          816         1,603         1,602
 Available lower berth days     5,258        5,151        10,319        10,095
 Occupancy percentage           101.9%       102.5%        102.3%        103.9%

SEGMENT INFORMATION
 Revenues
   Cruise                  $  967,354  $ 1,054,200   $ 1,867,861   $ 2,054,591
   Tour                        27,788       31,070        33,495        38,758
   Intersegment elimination    (5,985)      (6,145)       (6,423)       (6,618)
                           $  989,157  $ 1,079,125   $ 1,894,933   $ 2,086,731

 Operating expenses
   Cruise                  $  511,757  $   578,989   $ 1,022,595   $ 1,169,963
   Tour                        27,683       28,490        35,448        38,109
   Intersegment elimination    (5,985)      (6,145)       (6,423)       (6,618)
                           $  533,455  $   601,334   $ 1,051,620   $ 1,201,454

 Operating income (loss)
   Cruise                  $  232,477  $   241,236   $   392,344   $   415,592
   Tour                        (9,208)      (7,682)      (20,379)      (18,161)
   Affiliated operations                   (22,961)                    (44,024)
   Corporate                   (2,858)      (2,686)       (5,742)       (6,559)
                           $  220,411  $   207,907   $   366,223   $   346,848